EXHIBIT 5.1

October 26, 2016

Tonix Pharmaceuticals Holding Corp.

509 Madison Avenue
Suite 306

New York, New York 10022

Re: Tonix Pharmaceuticals Holding Corp.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-197824) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on August 15, 2014, the prospectus included therein (the “Base Prospectus”) the prospectus supplement, dated October 25, 2016 filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act (the “Preliminary Prospectus”), and the prospectus supplement, dated October 26, 2016 filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act (collectively with the Base Prospectus and the Preliminary Prospectus, the “Prospectus”).

The Prospectus pertains to an underwritten offering (the “Offering”) pursuant to the Underwriting Agreement, dated October 26, 2016 (the “Underwriting Agreement”), between the Company and Dawson James Securities, Inc. (the “Underwriter”) and relates to the issuance and sale by the Company of an aggregate amount of (i) 9,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”) and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 4,750,000 shares of the Company’s common stock (the “Warrant Shares”). The Company has agreed to issue common share purchase warrants (the “Underwriter’s Warrants”) to the Underwriter to purchase up to 475,000 shares of common stock (the “Underwriter Warrant Shares”). The Common Shares, the Warrants, the Warrant Shares, the Underwriter’s Warrants and the Underwriter Warrant Shares (collectively, the “Securities”) are covered by the Registration Statement.

We understand that the Securities are to be offered and sold in the manner as described in the Prospectus pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

61 Broadway  |  New York, NY  |  10006

T (212) 930 9700  |  F (212) 930 9725  |  WWW.SRFKLLP.COM

In connection with this opinion, we have examined the Registration Statement and the Prospectus.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Nevada Business Corporation Law (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (i) the Common Shares as described in the Prospectus have been duly authorized, and, when issued and sold in the manner described in the Prospectus and in accordance with the terms and conditions of the Underwriting Agreement, the Common Shares will be validly issued, fully paid and non-assessable, (ii) the Warrants and Underwriter Warrants as described in the Prospectus have been duly authorized, and, provided that the Warrants and Underwriter Warrants have been duly executed by the Company and duly delivered to the purchasers thereof as described in the Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (iii) the Warrant Shares and Underwriter Warrant Shares have been duly authorized and when issued and delivered by the Company against payment therefor in accordance with the terms of the Warrants or Underwriter Warrants, as applicable, will be validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Kesner LLP
Sichenzia Ross Ference Kesner LLP